Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of
FutureIT, Inc.

          We consent to the inclusion in the foregoing Registration Statement on Form S-1 of our report dated march 31, 2008 relating to the consolidated financial statements of FutureIT, Inc. as of and for the year ended December 31, 2007 and for the year ended December 31, 2006. We also consent to the reference to our firm under the caption “Experts”.

/s/ Brightman Almagor & Co.

Brightman Almagor & Co.
Certified Public Accountants
A member firm of Deloitte Touche Tomatsu

Tel Aviv, Israel
June 19, 2008